Exhibit 21

LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.
(the “Company”)

Name of Entity	Jurisdiction
International Flavors & Fragrances S.R.L.	Argentina
Bush Boake Allen Australia Pty Ltd	Australia
IFF Australia Holdings Pty Ltd	Australia
International Flavours & Fragrances (Australia) Pty Ltd	Australia
Lucas Meyer Cosmetics Australia Pty Ltd	Australia
Southern Cross Botanicals Pty Ltd	Australia
IFF Essências e Fragrâncias Ltda.	Brazil
Bush Boake Allen do Brasil Indústria e Comércio Ltda.	Brazil
Fragrance Resources Asia Pacific Ltd.	British Virgin Islands
International Flavors & Fragrances (Canada) Ltd.	Canada
Lucas Meyer Cosmetics Canada Inc.	Canada
Les Laboratories Bio ForeXtra Inc. 51% of the voting stock of Les Laboratories Bio ForeXtra Inc. is owned directly by the Company.	Canada
David Michael & Company (Canada) 1986 Ltd.	Canada
Bush Boake Allen Chile S.A.	Chile
IFF Sabores y Fragancias de Chile Ltda.	Chile
International Flavors & Fragrances I.F.F. (Chile) Limitada	Chile
International Flavors & Fragrances (Hangzhou) Co., Ltd. 90% of the voting stock of International Flavors & Fragrances (Hangzhou) Co., Ltd. is owned indirectly by the Company.	China
IFF Flavors & Fragrances (Hangzhou) Trading Co., Ltd.	China
International Flavors & Fragrances (Zhejiang) Co., Ltd.	China
International Flavors & Fragrances (China) Ltd.	China
David Michael Hong Kong Limited	China
David Michael (Beijing) Flavor Co. Ltd.	China
International Flavors & Fragrances (ZhangJiagang) Co., Ltd.	China
Fragrance Resources (Shanghai) Co. Ltd.	China
IFF Bio-Technology (Nanjing) Co., Ltd.	China
International Flavors and Fragrances Colombia S.A.S.	Colombia
MISR Company for Aromatic products (S.A.E.)	Egypt
A. Boake, Roberts And Company (Holding), Limited	England
International Flavours & Fragrances (CIL) Limited	England
Bush Boake Allen Enterprises Limited	England
Bush Boake Allen Limited	England
Bush Boake Allen (Pension Trustees) Limited	England
Bush Boake Allen Pension Investments Limited	England
Bush Boake Allen Holdings (U.K.) Limited	England
IFF Augusta Limited	England
IFF Augusta II Limited	England
International Flavours & Fragrances (GB) Holdings Limited	England
International Flavours & Fragrances I.F.F. (Great Britain) Limited	England
International Flavors & Fragrances IFF (France) SAS	France
International Flavors & Fragrances France Holding I SAS	France

Name of Entity	Jurisdiction
International Flavors & Fragrances France Holding II SAS	France
International Flavors & Fragrances France Holding III SAS	France
Lucas Meyer Cosmetics	France
Institut Européen de Biologie Cellulaire	France
David Michael Europe S.A.S.	France
Fragrance Resources SAS	France
International Flavors & Fragrances IFF (Deutschland) GmbH	Germany
IFF Fragrance GmbH	Germany
IFF Worldwide (Gibraltar) Limited	Gibraltar
International Flavors & Fragrances (Hong Kong) Limited	Hong Kong
Essence Scientific Research Private Limited	India
Fragrance Holdings Private Limited	India
International Flavours & Fragrances India Private Limited 93.36% of the voting stock of International Flavours & Fragrances India Private Limited is owned indirectly by the Company.	India
P.T. Essence Indonesia	Indonesia
IFF Capital Services	Ireland
IFF Financial Services	Ireland
Irish Flavours and Fragrances Limited	Ireland
Aromatics Holdings Limited	Ireland
International Flavors & Fragrances Irish Acquisition Company Limited	Ireland
International Flavors and Fragrances Ingredients Ltd	Israel
BKF Vision Ltd	Israel
K-Vision Consulting and Investments Ltd	Israel
M.P. Equity Holdings Ltd	Israel
International Flavors and Fragrances I.F.F. (Israel) Ltd.	Israel
International Flavors e Fragrances IFF (Italia) S.r.l.	Italy
International Flavors & Fragrances (Japan) Ltd.	Japan
IFF (Korea) Inc.	Korea
International Flavors & Fragrances (Luxembourg) S.à r.l.	Luxembourg
International Flavors & Fragrances Ardenne S.à r.l.	Luxembourg
International Flavors & Fragrances (Malaysia) Sdn. Bhd.	Malaysia
International Flavours & Fragrances (Mauritius) Ltd	Mauritius
Bush Boake Allen Controladora, S.A. de C.V.	Mexico
IFF Mexico Manufactura, S.A. de C.V.	Mexico
International Flavors & Fragrances (Mexico), S. de R.L. de C.V.	Mexico
Bush Boake Allen Benelux B.V.	Netherlands
International Flavors & Fragrances (Nederland) Holding B.V.	Netherlands
International Flavors & Fragrances I.F.F. (Nederland) B.V.	Netherlands
IFF Luxar C.V.	Netherlands
IFF Worldwide C.V.	Netherlands
Daivd Michael Netherlands B.V.	Netherlands
International Flavours & Fragrances (NZ) Limited	New Zealand
Bush Boake Allen (New Zealand) Limited	New Zealand
International Flavors & Fragrances (Philippines), Inc.	Philippines
International Flavors & Fragrances (Poland) Sp. z o.o.	Poland

Name of Entity	Jurisdiction
International Flavors & Fragrances I.F.F. (Rus)	Russia
International Flavors & Fragrances (Greater Asia) Pte. Ltd	Singapore
Lucas Meyer Cosmetics Asia Pte. Ltd.	Singapore
International Flavors and Fragrances IFF (South Africa)	South Africa
International Flavors & Fragrances I.F.F. (España), S.A.	Spain
IFF Latin American Holdings (España), S.L.	Spain
IFF Benicarló, S.L.	Spain
International Flavors & Fragrances I.F.F. (Norden) AB	Sweden
International Flavours & Fragrances (Thailand) Limited	Thailand
IFF Aroma Esans Sanayi Ve Ticaret Anonim ªirketi	Turkey
IFF Turkey Aroma Ve Esans Ürünleri Satiº Ticaret Anonim ªirketi	Turkey
International Flavors & Fragrances (Middle East) FZ-LLC	United Arab Emirates
International Flavors & Fragrances (Vietnam) Limited Liability Company	Vietnam
Bush Boake Allen Zimbabwe (Private) Limited	Zimbabwe
International Flavors & Fragrances (Zimbabwe) (Private) Ltd.	Zimbabwe
Aromor Flavors and Fragrances Inc.	Delaware
Asian Investments, Inc.	Delaware
Tastepoint Inc.	Delaware
IFF Augusta Holdings LLC	Delaware
IFF Chemical Holdings Inc.	Delaware
IFF Delaware Holdings, LLC	Delaware
International Flavors & Fragrances (Caribe) Inc.	Delaware
Lucas Meyer Cosmetics USA, Inc.	Delaware
International Flavors & Fragrances Holdings, LLC	Delaware
Fragrance Resources Inc.	New Jersey
IFF International Inc.	New York
van Ameringen-Haebler, Inc.	New York
Henry H. Ottens Manufacturing Co., Inc.	Pennsylvania
David Michael & Co., Inc.	Pennsylvania
LHFS, LLC	Pennsylvania
Bush Boake Allen Inc.	Virginia
Columbia PhytoTechnology LLC	Washington

The companies listed above constitute all subsidiaries of the Company as of December 31, 2017. Except as otherwise indicated, such subsidiaries are wholly owned, directly or indirectly, by the Company.
_________________
1 51% of the voting stock of Les Laboratories Bio ForeXtra Inc. is owned directly by the Company.
2 90% of the voting stock of International Flavors & Fragrances (Hangzhou) Co., Ltd. is owned indirectly by the Company.
3 93.36% of the voting stock of International Flavours & Fragrances India Private Limited is owned indirectly by the Company.

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